Exhibit 107

CALCULATION OF REGISTRATION FEE

FORM S-3

(Form Type)

BANZAI INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities*

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
-	-	-	-	-	-	$-	-	-
					-	-	-	-
Fees Previously Paid	-	-	-	-	-	-		-
Carry Forward Securities
Carry Forward Securities	-	-	-	-		-			-	-	-	-
	Total Offering Amounts					1		$-
	Total Fees Previously Paid							$-
	Total Fee Offsets							$-
	Net Fee Due							$-

*	Given that this filing combines two prospectus that have previously been declared effective, there are no new securities to be registered.

Table 3: Combined Prospectuses **

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Class A common stock, par value $0.0001 per share (“Class A Common Stock”)	61,327	$47,834.98	S-1	333-282306	October 10, 2024
Equity	Common Stock Purchase Warrants		-	S-1	333-282306	October 10, 2024
Equity	Shares of Class A Common Stock underlying Common Stock Warrants	189,689	$7,625,509.86	S-1	333-282306	October 10, 2024
Equity	Pre-Funded Warrants	-		S-1	333-282306	October 10, 2024
Equity	Shares of Class A Common Stock underlying Pre-Funded Warrants	135,362	$135.36	S-1	333-282306	October 10, 2024
Equity	Class A Common Stock underlying Convertible Notes	227,927	$8,866,364.19	S-1	333-282306	October 10, 2024

Equity	Class A Common Stock	87,737	$3,246,276.40	S-1	333-282680	November 12, 2024

**	Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in Banzai International, Inc.’s Registration Statement on Form S-3 to which this exhibit relates.